UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 4, 2014

Care.com, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36269	20-5785879
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Jones Road, Suite 500
Waltham, MA 02451
(Address of principal executive offices) (Zip Code)
(781) 642-5900
(Registrant’s telephone number, include area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

•	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

•	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

•	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

•	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On November 4, 2014, Steven Cakebread resigned from the Board of Directors (the “Board”) of Care.com, Inc. (the “Company”) and as chairman of the audit committee of the Board (the “Audit Committee”), in each case effective as of November 5, 2014. Mr. Cakebread’s decision to resign was not related to a disagreement with the Company over any of its operations, policies or practices.

Election of Director

On November 5, 2014, the Board elected Ian Duncan Robertson as a director of the Company and to serve as chairman of the Audit Committee. Mr. Robertson has been designated as a Class I director and will serve on the Board until the Company’s 2017 Annual Meeting of Stockholders, or until his successor has been duly elected and qualified.

Mr. Robertson was recommended for election to the Board by the Company’s nominating and corporate governance committee, in accordance with the provisions of its charter.

There are currently no arrangements or understandings between Mr. Robertson and any other person pursuant to which Mr. Robertson was elected as a director. There are currently no transactions in which Mr. Robertson has an interest requiring disclosure under Item 404(a) of Regulation S-K.

On November 7, 2014, in connection with his election to the Board, the Board approved cash payments to Mr. Robertson in the amount of $30,000 for his service on the Board and $20,000 for his service as chairman of the Audit Committee through the end of the Company’s 2014 fiscal year, in each case with such amounts to be pro-rated from the date of his election until the end of the Company’s 2014 fiscal year. The Board also granted Mr. Robertson a stock option award under the Company’s 2014 Incentive Award Plan having a fair market value of $150,000, measured as of the date of grant.

On November 10, 2014, the Company issued a press release announcing Mr. Cakebread’s resignation from the Board and Mr. Robertson’s election to the Board, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01. Other Events.

The Company reports that Mauria Finley’s employment with Citrus Lane, a subsidiary of the Company, ended on October 29, 2014. Ms. Finley was formerly the Senior Vice President and General Manager of Citrus Lane.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:
	99.1	Press Release issued by the Company on November 10, 2014.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2014	By:	/s/ Diane Musi
Diane Musi
General Counsel

Exhibit Index

Exhibit Number	Exhibit Title or Description

99.1	Press release issued by the Company on November 10, 2014